UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2007

MILK BOTTLE CARDS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-124304	20-1904354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 East 18th Avenue Vancouver, BC, Canada V5V 1E4
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 733-6194

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01. Other Events.

On December 20, 2007, our Board of Directors approved a 17.5-for-1 stock split (“Split”) of our issued and outstanding common stock that was effectuated through the issuance of 16.5 additional shares of our common stock for each share of common stock outstanding as of the record date. On December 20, 2007, we provided notice of such pending split to NASDAQ. We hope the Split will increase the liquidity of our common stock in the event that we close the contemplated transaction discussed below. The record date for the Split was December 27, 2007; the payable date of the Split was December 28, 2007; and the date on which we filed the Certificate of Change with the Nevada Secretary of State was January 2, 2008. Prior to the Split, there were 3,000,000 shares issued and outstanding; following the Split, there are approximately 52,500,000 shares issued and outstanding (fractional shares were rounded up). The par value of our common stock, our trading symbol, and our CUSIP number did not change as a result of the Split.

On January 2, 2008, we also filed a definitive Information Statement on Schedule 14C with the Securities and Exchange Commission, and mailed a copy of it to each of our record stockholders. The Information Statement provided notice regarding the approval by the holder of a majority of our outstanding shares of common stock of the following: (1) an amendment of our articles of incorporation to (i) authorize a class of blank check preferred stock, (ii) provide for indemnification of our directors, officers, employees, and agents by us to the extent permitted by the laws of the State of Nevada, (iii) eliminate any liability of our directors to the extent permitted by the laws of the State of Nevada, and (iv) decrease the number of our authorized shares of common stock resulting from its increase in connection with the Split; (2) the adoption of a stock incentive plan; and (3) the election of two additional members to our Board of Directors. The Information Statement also discussed a contemplated transaction between us and the members of ForgeHouse LLC, a Georgia limited liability company, in which we would obtain all the outstanding capital interests in ForgeHouse LLC in exchange for a certain number of our shares of common stock and cash. In connection with the equity exchange, we expect to issue shares of our Series A preferred stock in a private financing. If the equity exchange and private financing closes, we intend to file an additional Current Report on Form 8-K to describe such events.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

3.3	Certificate of Change, filed January 2, 2008, with the Secretary of State of Nevada

99.1	Press Release, dated January 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILK BOTTLE CARDS INC.

Date: January 2, 2008	By:	/s/ Alexander Man-Kit Ngan
Alexander Man-Kit Ngan
Assistant Secretary and Sole Director

Exhibit Index

Exhibit	Description of Exhibit

3.3	Certificate of Change, filed January 2, 2008, with the Secretary of State of Nevada

99.1	Press Release, dated January 2, 2008